UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2007

Service Air Group Inc.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation)

000-30329
(Commission File Number)

22-3719171
(IRS Employer Identification No.)

7164-120th Street Surrey, BC, Canada V3W 3M8
(Address of principal executive offices and Zip Code)

(604) 722-2147
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On November 29, 2006 we entered into a Memorandum of Terms whereby we agreed to offer up to an aggregate of 1,920,000 restricted shares at the price of $0.0001 per share to Mr. Mahmood Mawji and Mr. Kanwarjit (Karl) Dhillon, pursuant to their respective Consulting Agreements, filed with the SEC on form 8-K on December 04, 2006 as exhibit 10.1 and 10.2

On November 29, 2006 we entered into a Consulting Agreement with Mahmood Mawji. Payment for the services to be rendered by Mr. Mawji were to be in the form of 8,000 restricted shares of our common stock per month. The agreement commenced and had an effective date of December 1, 2006 with a termination date of: December 1, 2016, and on November 29, 2006 we entered into a Consulting Agreement with Kanwarjit (Karl) Dhillon. Payment for the services to be rendered by Mr. Dhillon shall be in the form of 8,000 restricted shares of our common stock per month. The agreement commenced and has an effective date of December 1, 2006 and terminates December 1, 2016.

Pursuant to the terms of the Consulting Agreement, the Contractors were unable or unwilling to perform the Services under their respective consulting agreements. On February 08, 2007, Company sent an email request for services to complete their annual report 10-KSB for the fiscal year ended December 31, 2006 to Mr. Dhillon and Mr. Mawji which remained non-responsive until March 12, 2007 by both contractors. On March 12, 2007, we terminated Consulting agreement with Mahmood Mawji and Kanwarjit (Karl) Dhillon,

No material early termination penalties were incurred by the registrant.

All of the securities were being issued to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 29, 2006, Mahmood Mawji was appointed Vice President and Kanwarjit (Karl) Dhillon was appointed Chief Financial Officer of our company pursuant to terms and conditions of their respective Consulting Agreements, filed with the SEC on form 8-K on December 04, 2006 as exhibit 10.1 and 10.2. . On April 12, 2007, Mahood Mawji was terminated from the position to serve as our Vice President and Kanwarjit (Karl) Dhillon was terminated from the position to serve as our CFO, pursuant to the terms of the Consulting Agreement, the officers were unable or unwilling to perform the Services under their respective consulting agreements. On February 08, 2007, Company sent an email request for services to complete their annual report 10-KSB for the fiscal year ended December 31, 2006 to Mr. Dhillon and Mr. Mawji which remained non-responsive until April 12, 2007 (over 30 days) by both officers. On March 12, 2007, we sent a notice of early termination letter to Mahmood Mawji and Kanwarjit (Karl) Dhillon attached to this filing as exhibit 10.1 which remained non-responsive until April 13, 2007.

Item 9.01 Financial Statements and Exhibits
10.1	Notice of Early Termination dated March 12, 2007 to Mahmood Mawji and Kanwarjit (Karl) Dhillon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE AIR GROUP INC.

/s/ Mohammad Sultan
Mohammad Sultan
President and Director

Date: April 13, 2007